Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 177

REALTY INCOME ANNOUNCES RECORD
THIRD QUARTER AND NINE MONTH OPERATING RESULTS

ESCONDIDO, CALIFORNIA, November 3, 2006...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the third quarter and nine months ended September 30, 2006.

COMPANY HIGHLIGHTS:
(For the quarter ended September 30, 2006,
 as compared to the same quarterly period in 2005)

•      Revenue increased 21.3% to $59.3 million

•      Funds from Operations (FFO) available to common stockholders increased 19.9% to $38.0 million

•      FFO per diluted common share increased 7.5% to $0.43 per share

•      Net income available to common stockholders per diluted common share was $0.27 per share

•      Portfolio occupancy increased to 98.8%

•      Same store rents increased 0.6% to $44.04 million

•      Invested $104.2 million in 87 additional properties

•      Issued 4.715 million common shares priced at $24.32

•      Issued $275 million of 5.95%, 10-year unsecured Notes

•      Redeemed $110 million of 7-¾% Notes due May 2007

•      Dividends paid per share increased 6.5% as compared to the same quarterly period in 2005

•      Increased the monthly dividend 6.6% in August to an annual amount of $1.503 per common share

•                  Increased the monthly dividend for the 36th consecutive quarter in September to an annual amount of $1.5105 per share

Financial Results

Revenue Increases

Realty Income’s revenue for the third quarter ended September 30, 2006, increased 21.3% to $59.3 million as compared to $48.9 million for the same period in 2005.

Revenue, for the nine months ended September 30, 2006, increased 19.9% to $171.0 million as compared to $142.6 million for the same period in 2005.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended September 30, 2006, was $24.2 million as compared to $20.8 million for the same period in 2005. On a diluted per common share basis, net income for the quarter was $0.27 per share as compared to $0.26 per share for the same period in 2005.

Net income available to common stockholders, for the nine months ended September 30, 2006, was $71.0 million as compared to $64.2 million for the same period in 2005. On a diluted per common share basis, net income was $0.82 per share as compared to $0.81 per share for the same period in 2005.

The calculation to determine net income for a real estate company includes gains from the sale of investment properties and impairments. Net income can be significantly impacted by property sales and impairments, which vary from quarter to quarter.

During the third quarter of 2006, income from continuing operations available to common stockholders was $0.26 per diluted common share as compared to $0.25 per diluted common share for the same period in 2005.

During the first nine months of 2006, income from continuing operations available to common stockholders was $0.76 per diluted common share as compared to $0.73 per diluted common share for the same period in 2005.

Funds from Operations (FFO) Available to Common Stockholders

FFO, for the third quarter ended September 30, 2006, increased 19.9% to $38.0 million as compared to $31.7 million for the same period in 2005. FFO per diluted common share increased 7.5% to $0.43 per share, for the quarter ended September 30, 2006, as compared to $0.40 per share for the same period in 2005. FFO per diluted common share before Crest’s contribution, for the quarter ended September 30, 2006, increased 7.7% to $0.42 per share as compared to $0.39 per share for the same period in 2005. For a calculation of FFO before Crest’s contribution, see pages 6 and 7.

FFO, for the nine months ended September 30, 2006, increased 18.2% to $110.9 million as compared to $93.8 million for the same period in 2005. FFO per diluted common share increased 7.6% to $1.27 per share as compared to $1.18 per share for the same period in 2005. FFO per diluted common share before Crest’s contribution, for the nine months ended September 30, 2006, increased 8.6% to $1.26 per share as compared to $1.16 per share for the same period in 2005.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP, measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. (See the reconciliation of net income available to common stockholders to FFO on page 7).

Dividend Information

In August 2006, Realty Income increased the amount of the monthly common stock dividend by 6.6% to an annualized amount of $1.503 per share. Then, in September 2006, the Company increased the amount of the monthly dividend again to an annualized amount of $1.5105. The September increase in the monthly dividend was the 36th consecutive quarterly increase and the 41st increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The amount of the monthly dividends paid for the nine months ended September 30, 2006, increased 6.1% to $1.060 per share as compared to $0.999 per share in dividends paid for the same period in 2005. Through September 30, 2006, the Company has paid 434 consecutive monthly dividends and continues its 37-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of September 30, 2006, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 1,766 properties located in 48 states, leased to 101 retail chains doing business in 29 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 12.2 years.

Portfolio Management Activities

The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2006, portfolio occupancy was 98.8% with only 21 properties available for lease out of 1,766 properties in the portfolio.

Rent Increases

Same store rents on 1,430 properties under lease, during the three months ended September 30, 2006 and 2005, increased 0.6% to $44.04 million from $43.77 million in 2005. Same store rents on 1,430 properties under lease during the nine months ended September 30, 2006 and 2005 increased 0.6% to $131.54 million compared to $130.78 million in 2005.

Property Acquisitions

During the third quarter, Realty Income and Crest invested $104.2 million in 87 new properties and properties under development. Realty Income invested $103.0 million in 85 new properties and properties under development with an initial average contractual lease yield of 8.6%. The 85 new properties acquired by Realty Income are located in 18 states and are 100% leased under net-lease agreements with an initial average lease length of 11.2 years. They are leased to 8 different retail chains in 7 separate industries.

During the nine months ended September 30, 2006, Realty Income and its wholly-owned subsidiary, Crest Net Lease, Inc., invested $259.1 million in 138 new properties and properties under development. Realty Income invested $249.2 million in 133 new properties and properties under development with an initial average contractual lease yield of 8.7%. The 133 new properties acquired by Realty Income are located in 24 states and are 100% leased under net-lease agreements with an initial average lease length of 13.6 years. They are leased to 13 different retail chains in 10 separate industries.

Realty Income maintains a $300 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There was no outstanding balance on the Company’s acquisition credit facility at the end of the third quarter and $300 million is available to fund new property acquisitions. In addition, at September 30, 2006, the Company had cash and cash equivalents of $113 million.

Property Dispositions

Realty Income continued to successfully execute its core portfolio asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company’s real estate portfolio or increase the average lease length.

During the third quarter ended September 30, 2006, Realty Income sold three properties for $4.0 million, which resulted in a gain on sales of $843,000.

During the first nine months of 2006, Realty Income sold 13 properties for $10.7 million, which resulted in a gain on sales of $3.0 million.

Other Third Quarter 2006 Activities

Redeemed $110 Million 7-¾% Notes Due May 2007

In September 2006, Realty Income redeemed all of its outstanding $110 million, 7-¾%, unsecured notes due May 2007.  The Notes were redeemed at a redemption price equal to 100% of the principal amount of the 2007 Notes, plus accrued and unpaid interest to the redemption date, as well as a make-whole payment.  The make-whole payment of $1.6 million is recorded as a “loss on extinguishment of debt” on the Company’s income statement. On a per diluted common share basis, the make-whole payment represented approximately $0.017 during the third quarter ended September 30, 2006.

Issued $275 Million of 5.95% 10-Year Senior Unsecured Notes

Also in September 2006, Realty Income issued $275 million of 5.95% senior unsecured notes due 2016.  The public offering price for the notes was 99.74% of the principal amount for an effective yield of 5.985%.  The securities are rated BBB+ by Fitch Ratings, Baa2 by Moody’s Investors Service and BBB by Standard & Poor’s Ratings Group. The net proceeds for the offering were used to fund the redemption of $110 Million 7-¾% unsecured notes due May 2007 and for other general corporate purposes.

Issued 4.715 Million Share Common Stock Offering

Also in September 2006 Realty Income completed a common stock offering of 4,715,000 shares priced at $24.32 per share, raising gross proceeds of approximately $115 million.  The proceeds from the offering were used to fund real estate acquisitions, for the repayment of borrowings under the Company’s $300 million unsecured acquisition credit facility, and for other general corporate purposes.

Crest Net Lease

Crest Net Lease, Inc. (Crest), Realty Income’s wholly-owned subsidiary, is focused on acquiring and subsequently marketing net-leased properties for sale. During the third quarter ended September 30, 2006, Crest sold four properties for $6.6 million and reported a gain on sale of $313,000. Crest also invested $1.2 million in 2 new properties during the third quarter.

For the nine months ended September 30, 2006, Crest sold nine properties for $16.8 million and reported a gain on sales of $1.7 million. During this same period, Crest invested $9.9 million in five new properties and properties under development. As of September 30, 2006, Crest carried an inventory of $40.3 million, which consists of 13 properties that are held for sale.

Crest’s contribution to Realty Income’s FFO depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the third quarter ended September 30, 2006, Crest generated $99,000, or $0.00 per diluted common share, in FFO (and net income) for Realty Income as compared to $566,000, or $0.01 per diluted common share, in FFO for the same period in 2005. During the nine months ended September 30, 2006, Crest generated $1.5 million, or $0.02 per diluted common share, in FFO (and net income) for Realty Income as compared to $1.7 million, or $0.02 per diluted common share, in FFO (and net income) for Realty Income for the same period in 2005.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer, stated, “The Company ended the third quarter and first nine months of 2006 with solid operating performance in all areas of the business. Revenue increases for the third quarter and first nine months of the year exceeded 20%, driven by a high level of new property acquisitions and continued increases in same store rents on our existing real estate portfolio. Funds from operations per share growth for the third quarter and first nine months of 2006 exceeded 7%, which allowed us to increase the dividend 6.6% in August and increase it 0.5% in September.

“The Company’s existing portfolio of properties continued to exhibit strong operating metrics with occupancy increasing to 98.8% and same store rents increasing 0.6% during the third quarter.  In addition, the Company continues to have access to a strong pipeline of new acquisition opportunities that have allowed us to acquire 138 additional properties for $259 million during the first nine months of the year.  We estimate that property acquisitions for all of 2006 will exceed $625 million at attractive initial lease rates of approximately 8.7%.

“Realty Income’s access to capital to fund new acquisition opportunities remains very strong since all of the properties acquired during the first nine months of 2006 have been permanently financed, leaving the Company with no balance on its $300 million acquisition credit facility at the end of the third quarter. We remain optimistic about our operations and the continued growth of the Company for the balance of the year and into 2007. “

FFO Commentary

Realty Income’s FFO per diluted common share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per diluted common share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2006 Estimates

Management estimates that FFO per diluted common share for 2006 should range from $1.70 to $1.72, which would represent annual FFO per diluted common share growth of approximately 4.9% to 6.2%, compared to 2005 FFO per share of $1.62. FFO for 2006 is based on an estimated net income per diluted common share range of $1.10 to $1.12, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.65 and potential gain on sales of investment properties of $0.05 per share.

Management further estimates that Crest could contribute between $0.03 to $0.05 per share to Realty Income’s FFO during 2006. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

2007 Estimates

Management estimates that FFO per diluted common share for 2007 should range from $1.81 to $1.85, which would represent annual FFO per diluted common share growth of approximately 5.2% to 8.8% over projected 2006 FFO per share guidance of $1.70 to $1.72. FFO for 2007 is based on an estimated net income per diluted common share range of $1.15 to $1.19, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.70 and potential gain on sales of investment properties of $0.04 per share.

Management further estimates that Crest could contribute between $0.04 to $0.06 per share to Realty Income’s FFO during 2007. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

The Company does not intend to provide estimates of quarterly FFO amounts. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the Company’s overall estimates for 2006 and 2007 have not changed.

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2006, the Company had paid 434 consecutive monthly dividends throughout its 37-year operating history. The monthly income is supported by the cash flows from over 1,700 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, whether the announced pending acquisitions are completed,  local real estate conditions, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors:

Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2006 and 2005
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/06	Three Months Ended 9/30/05	Nine Months Ended 9/30/06	Nine Months Ended 9/30/05
REVENUE
Rental	$59,062	$48,751	$169,895	$142,248
Other	245	136	1,097	308
	59,307	48,887	170,992	142,556
EXPENSES
Interest	12,530	10,228	37,657	29,080
Depreciation and amortization	14,641	11,226	42,961	33,098
General and administrative	4,083	4,166	12,683	11,927
Property	787	1,002	2,332	2,876
Income taxes	96	202	558	603
Loss on extinguishment of debt	1,555	—	1,555	—

	33,692	26,824	97,746	77,584

Income from continuing operations	25,615	22,063	73,246	64,972
Income from discontinued operations:
Real estate acquired for resale by Crest	99	566	1,515	1,695
Real estate held for investment	844	493	3,324	4,624
	943	1,059	4,839	6,319

Net income	26,558	23,122	78,085	71,291
Preferred stock cash dividends	(2,351)	(2,351)	(7,052)	(7,052)

Net income available to common stockholders	$24,207	$20,771	$71,033	$64,239

Funds from operations available to common stockholders (FFO)	$37,976	$31,748	$110,898	$93,784

Per share information for common stockholders, basic and diluted
Income from continuing operations	$0.26	$0.25	$0.76	$0.73
Net income	$0.27	$0.26	$0.82	$0.81

FFO, basic: (1)
FFO before Crest Net contribution	$0.42	$0.39	$1.26	$1.16
Crest Net Lease	$0.00	$0.01	$0.02	$0.02
Total FFO	$0.43	$0.40	$1.28	$1.18

FFO, diluted: (1)
FFO before Crest Net contribution	$0.42	$0.39	$1.26	$1.16
Crest Net Lease	$0.00	$0.01	$0.02	$0.02
Total FFO	$0.43	$0.40	$1.27	$1.18

Cash dividends paid	$0.360	$0.338	$1.060	$0.999

(1) The above FFO per share amounts have been rounded to the nearest two decimals and as such the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/06	Three Months Ended 9/30/05	Nine Months Ended 9/30/06	Nine Months Ended 9/30/05

Net income available to common stockholders	$24,207	$20,771	$71,033	$64,239
Depreciation and amortization:
Continuing operations	14,641	11,226	42,961	33,098
Discontinued operations	20	89	82	330
Depreciation of furniture, fixtures & equipment	(49)	(35)	(142)	(102)
Gain on sales of investment properties:
Continuing operations	—	—	—	(14)
Discontinued operations	(843)	(303)	(3,036)	(3,767)

Funds from operations available to common stockholders	$37,976	$31,748	$110,898	$93,784

Dividends paid to common stockholders	$32,109	$26,867	$92,605	$79,543

FFO in excess of dividends	$5,867	$4,881	$18,293	$14,241

FFO per common share:
Basic	$0.43	$0.40	$1.28	$1.18
Diluted	$0.43	$0.40	$1.27	$1.18
Weighted average number of common shares used for computation per share:
Basic	89,166,429	79,779,808	86,936,161	79,653,608
Diluted	89,267,138	79,843,553	87,084,545	79,727,036

CONTRIBUTIONS BY CREST NET LEASE TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest Net acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we classify properties acquired by Crest Net as held for sale at the date of acquisition and do not depreciate them. The operations of Crest Net’s properties are classified as “income from discontinued operations, real estate acquired for resale.”

	Three Months Ended 9/30/06	Three Months Ended 9/30/05	Nine Months Ended 9/30/06	Nine Months Ended 9/30/05
Gain on sales of real estate acquired for resale	$313	$713	$1,739	$2,361
Rental revenue	913	514	3,007	1,083
Interest expense	(711)	(320)	(2,175)	(630)
General and administrative expense	(73)	(137)	(227)	(410)
Property expenses	(17)	(9)	(50)	(59)
Provisions for impairment	(308)	--	(308)	--
Income taxes	(18)	(195)	(471)	(650)
Funds from operations contributed by Crest	$99	$566	$1,515	$1,695

Crest FFO per common share, basic and diluted	$0.00	$0.01	$0.02	$0.02

Total FFO	$37,976	$31,748	$110,898	$93,784
Less FFO contributed by Crest	(99)	(566)	(1,515)	(1,695)
FFO before Crest contribution	$37,877	$31,182	$109,383	$92,089
FFO before Crest contribution per common share, basic and diluted:	$0.42	$0.39	$1.26	$1.16

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, reduced by gains on sales of investment property and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended September 30,	2006	2005	2004	2003	2002

Net income available to common stockholders	$24,207	$20,771	$21,988	$17,901	$19,392
Depreciation and amortization	14,612	11,280	10,321	8,295	7,927
Gain on sales of investment properties	(843)	(303)	(2,831)	(1,133)	(3,080)

Total FFO	$37,976	$31,748	$29,478	$25,063	$24,239

Total FFO per diluted share	$0.43	$0.40	$0.37	$0.36	$0.35

Total FFO	$37,976	$31,748	$29,478	$25,063	$24,239
Less FFO contributed by Crest	(99)	(566)	(1,095)	(244)	(677)
FFO before Crest contribution	$37,877	$31,182	$28,383	$24,819	$23,562

FFO components, per diluted share:(1)
FFO before Crest’s contribution	$0.42	$0.39	$0.36	$0.35	$0.34
Crest FFO contribution	$0.00	$0.01	$0.01	$0.00	$0.01

Total FFO	$0.43	$0.40	$0.37	$0.36	$0.35

Cash dividends paid per share	$0.360	$0.338	$0.311	$0.296	$0.289
Diluted shares outstanding	89,267,138	79,843,553	79,349,986	70,145,462	69,076,014

For the nine months ended September 30,

Net income available to common stockholders	$71,033	$64,239	$65,856	$51,667	$51,275
Depreciation and amortization	42,901	33,326	30,313	24,651	23,003
Gain on sales of investment properties	(3,036)	(3,781)	(6,780)	(4,256)	(5,602)

Total FFO	$110,898	$93,784	$89,389	$72,062	$68,676

Total FFO per diluted share	$1.27	$1.18	$1.14	$1.03	$1.02

Total FFO	$110,898	$93,784	$89,389	$72,062	$68,676
Less FFO contributed by Crest	(1,515)	(1,695)	(7,249)	(467)	(1,941)
FFO before Crest contribution	$109,383	$92,089	$82,140	$71,595	$66,735

FFO components, per diluted share:(1)
FFO before Crest’s contribution	$1.26	$1.16	$1.05	$1.02	$0.99
Crest FFO contribution	$0.02	$0.02	$0.09	$0.01	$0.03

Total FFO	$1.27	$1.18	$1.14	$1.03	$1.02

Cash dividends paid per share	$1.060	$0.999	$0.913	$0.883	$0.861
Diluted shares outstanding	87,084,545	79,727,036	78,335,150	70,092,704	67,342,670

(1)  The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2006 and December 31, 2005
(dollars in thousands, except per share amounts)

	2006	2005
ASSETS
Real estate, at cost:
Land	$821,303	$746,016
Buildings and improvements	1,515,826	1,350,140
	2,337,129	2,096,156
Less accumulated depreciation and amortization	(381,048)	(341,193)

Net real estate held for investment	1,956,081	1,754,963
Real estate held for sale, net	40,073	47,083
Net real estate	1,996,154	1,802,046
Cash and cash equivalents	113,374	65,704
Accounts receivable	5,270	5,044
Goodwill	17,206	17,206
Other assets	28,186	30,988

Total assets	$2,160,190	$1,920,988

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$12,205	$10,121
Accounts payable and accrued expenses	20,483	20,391
Other liabilities	9,740	9,562
Line of credit payable	—	136,700
Notes payable	920,000	755,000

Total liabilities	962,428	931,774

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 5,100,000 issued and outstanding	123,804	123,804
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 93,846,803 and 83,696,647 issued and outstanding in 2006 and 2005, respectively	1,366,504	1,134,300
Distributions in excess of net income	(292,546)	(268,890)

Total stockholders’ equity	1,197,762	989,214

Total liabilities and stockholders’ equity	$2,160,190	$1,920,988

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended Sept. 30, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002	Dec 31, 2001	Dec 31, 2000
Apparel stores	1.4%	1.6%	1.8%	2.1%	2.3%	2.4%	2.4%
Automotive collision services	1.4	1.3	1.0	0.3	—	—	—
Automotive parts	2.7	3.4	3.8	4.5	4.9	5.7	6.0
Automotive service	9.0	7.6	7.7	8.3	7.0	5.7	5.8
Automotive tire services	5.8	7.2	7.8	3.1	2.7	2.6	2.3
Book stores	0.3	0.3	0.3	0.4	0.4	0.4	0.5
Business services	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Child care	10.6	12.7	14.4	17.8	20.8	23.9	24.7
Consumer electronics	1.1	1.3	2.1	3.0	3.3	4.0	4.9
Convenience stores	16.2	18.7	19.2	13.3	9.1	8.4	8.4
Crafts and novelties	0.4	0.4	0.5	0.6	0.4	0.4	0.4
Drug stores	3.0	2.8	0.1	0.2	0.2	0.2	0.2
Entertainment	1.6	2.1	2.3	2.6	2.3	1.8	2.0
Equipment rental services	0.3	0.4	0.3	0.2	—	—	—
Financial services	0.2	0.1	0.1	—	—	—	—
General merchandise	0.7	0.5	0.4	0.5	0.5	0.6	0.6
Grocery stores	0.6	0.7	0.8	0.4	0.5	0.6	0.6
Health and fitness	4.5	3.7	4.0	3.8	3.8	3.6	2.4
Home furnishings	3.2	3.7	4.1	4.9	5.4	6.0	5.8
Home improvement	2.9	1.1	1.0	1.1	1.2	1.3	2.0
Motor vehicle dealerships	3.6	2.6	0.6	—	—	—	—
Office supplies	1.3	1.5	1.6	1.9	2.1	2.2	2.3
Pet supplies and services	1.1	1.3	1.4	1.7	1.7	1.6	1.5
Private education	1.0	0.8	1.1	1.2	1.3	1.5	1.4
Restaurants	9.7	9.4	9.7	11.8	13.5	12.2	12.3
Shoe stores	—	0.3	0.3	0.9	0.8	0.7	0.8
Sporting goods	2.9	3.4	3.4	3.8	4.1	0.9	—
Theaters	9.4	5.2	3.5	4.1	3.9	4.3	2.7
Travel plazas	0.3	0.3	0.4	0.3	—	—	—
Video rental	2.1	2.5	2.8	3.3	3.3	3.7	3.9
Other	2.6	3.0	3.4	3.8	4.4	5.2	6.0
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)    Includes rental revenue for all properties owned by Realty Income at the end of each period presented.

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 1,739 net leased, single-tenant and certain other retail properties as of September 30, 2006 (dollars in thousands):

Lease Expiration Schedule

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended 9/30/06(2)	% of Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 9/30/06	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 9/30/06	% of Total Rental Revenue
2006	28	$601	1.1%	11	$290	0.5%	17	$311	0.6%
2007	133	2,435	4.3	91	1,688	3.0	42	747	1.3
2008	115	2,515	4.5	63	1,490	2.7	52	1,025	1.8
2009	103	2,245	4.0	33	773	1.4	70	1,472	2.6
2010	74	1,580	2.8	36	898	1.6	38	682	1.2
2011	73	2,137	3.9	40	1,367	2.5	33	770	1.4
2012	45	1,405	2.5	43	1,354	2.4	2	51	0.1
2013	75	3,333	6.0	67	3,119	5.6	8	214	0.4
2014	48	2,040	3.7	36	1,798	3.2	12	242	0.5
2015	90	1,787	3.2	65	1,228	2.2	25	559	1.0
2016	90	652	1.2	89	630	1.2	1	22	*
2017	22	1,603	2.9	18	1,536	2.8	4	67	0.1
2018	23	1,014	1.8	23	1,014	1.8	—	—	—
2019	94	4,649	8.4	93	4,456	8.0	1	193	0.4
2020	83	3,184	5.8	81	3,151	5.7	2	33	0.1
2021	143	4,856	8.7	142	4,802	8.6	1	54	0.1
2022	94	2,529	4.5	94	2,529	4.5	—	—	—
2023	233	6,416	11.5	232	6,389	11.5	1	27	*
2024	57	1,802	3.2	57	1,802	3.2	—	—	—
2025	66	5,802	10.4	62	5,739	10.3	4	63	0.1
2026	38	1,909	3.5	37	1,870	3.4	1	39	0.1
2028	2	54	0.1	2	54	0.1	—	—	—
2030	2	213	0.4	2	213	0.4	—	—	—
2033	3	357	0.6	3	357	0.6	—	—	—
2034	2	230	0.4	2	230	0.4	—	—	—
2037	2	325	0.6	2	325	0.6	—	—	—
2043	1	13	*	—	—	—	1	13	*

Totals	1,739	$55,686	100.0%	1,424	$49,102	88.2%	315	$6,584	11.8%

*Less than 0.1%

(1)

Excludes six multi-tenant properties and 21 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)	Excludes revenue of $3,376 from six multi-tenant properties and from 21 vacant and unleased properties at September 30, 2006.
(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of September 30, 2006 (dollars in thousands):

Geographic Diversification

				Rental Revenue
				For the
			Approximate	Quarter Ended	Percentage
	Number of	Percent	Leasable	September 30,	of Rental
State	Properties	Leased	Square Feet	2006(1)	Revenue
Alabama	34	97%	237,700	$455	0.8%
Alaska	2	100	128,500	259	0.4
Arizona	71	100	344,500	1,912	3.2
Arkansas	10	100	55,900	156	0.3
California	61	100	1,101,900	5,586	9.5
Colorado	46	100	385,800	1,789	3.0
Connecticut	16	100	245,600	977	1.7
Delaware	15	100	27,700	316	0.5
Florida	132	99	1,281,000	5,162	8.7
Georgia	102	99	712,800	2,810	4.8
Idaho	14	100	91,900	367	0.6
Illinois	55	100	696,200	3,249	5.5
Indiana	41	95	417,700	1,698	2.9
Iowa	16	94	105,400	257	0.4
Kansas	27	89	539,200	831	1.4
Kentucky	17	100	58,900	387	0.7
Louisiana	23	100	90,100	299	0.5
Maryland	25	100	230,000	1,158	2.0
Massachusetts	37	100	203,100	997	1.7
Michigan	14	100	92,800	336	0.6
Minnesota	20	100	337,100	1,258	2.1
Mississippi	61	95	278,400	805	1.4
Missouri	50	98	525,300	1,483	2.5
Montana	2	100	30,000	74	0.1
Nebraska	17	100	190,100	600	1.0
Nevada	15	100	191,000	837	1.4
New Hampshire	10	100	95,400	377	0.6
New Jersey	25	100	194,500	992	1.7
New Mexico	7	100	53,300	137	0.2
New York	28	96	419,400	2,017	3.4
North Carolina	52	100	348,200	1,601	2.7
North Dakota	5	100	31,900	54	0.1
Ohio	105	100	661,500	2,552	4.3
Oklahoma	22	100	110,600	457	0.8
Oregon	19	100	294,800	647	1.1
Pennsylvania	83	100	510,600	2,345	4.0
Rhode Island	1	100	3,500	29	0.1
South Carolina	56	100	218,700	1,424	2.4
South Dakota	7	100	18,300	76	0.1
Tennessee	105	100	476,500	2,206	3.7
Texas	193	98	2,133,400	6,502	11.0
Utah	6	83	35,100	95	0.2
Vermont	1	100	2,500	22	*
Virginia	62	100	431,900	2,313	3.9
Washington	37	100	243,900	746	1.3
West Virginia	1	0	12,200	—	0.0
Wisconsin	17	94	157,400	394	0.7
Wyoming	1	100	4,200	18	*
Totals/Average	1,766	99%	15,056,400	$59,062	100.0%

* Less than 0.1%

(1)             Includes rental revenue for all properties owned by Realty Income at September 30, 2006.